    As filed with the Securities and Exchange Commission on August 10, 1999.
                                                      Registration No.    -
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    Form S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                            SIBUN RIVER GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                ---------------

            Nevada                          4959                       76-0602958
 (State or other jurisdiction
              of                (Primary Standard Industrial        (I.R.S. Employer
       incorporation or          Classification Code Number)       Identification No.)
        organization)

                                ---------------

                          580 Hornby Street, Suite 210
                  Vancouver, British Columbia V6C 3B6, CANADA
                                 (604) 687-6991
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

             Agent for Service:                               With a Copy to:
           Suzanne Wood, President                           James L. Vandeberg
           Sibun River Group, Inc.                      Vandeberg Johnson & Gandara
        580 Hornby Street, Suite 210                 600 University Street, Suite 2424
 Vancouver, British Columbia V6C 3B6, CANADA             Seattle, Washington 98101
               (604) 687-6991                                  (206) 386-8080

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                                               Proposed         Proposed
 Title of each class of       Amount           maximum          maximum
    securities to be          to be         offering price     aggregate       Amount of
       registered           registered         per unit      offering price registration fee
--------------------------------------------------------------------------------------------
Common stock...........  2,500,000 shares $0.05 per share(1)  $125,000.00        $34.75
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

(1) No exchange or over-the-counter market exists for Sibun River Group, Inc.'s common stock. There have been no sales of Sibun River Group, Inc. common stock. Sibun River Group, Inc. believes that the filings of comparable companies support a bona fide estimate of $0.05 per share as the maximum offering price solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+We will amend and complete the information in this prospectus. Although we + +are permitted by US federal securities law to offer these securities using + +this prospectus, we may not sell them or accept your offer to buy them until + +the documentation filed with the sec relating to these securities has been + +declared effective by the SEC. This prospectus is not an offer to sell these + +securities or our solicitation of your offer to buy these securities in any +
+jurisdiction where that would not be permitted or legal.                      +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                     SUBJECT TO COMPLETION August 10, 1999.

                                   Prospectus

                                         , 1999

                            SIBUN RIVER GROUP, INC.

                          580 Hornby Street, Suite 210
                  Vancouver, British Columbia V6C 3B6, CANADA
                                 (604) 687-6991

                        2,500,000 Shares of Common Stock
                       to be sold by current shareholders

  This is the initial public offering of common stock of Sibun River Group, Inc., and no public market currently exists for shares of Sibun River Group, Inc.'s common stock. None of the proceeds from the sale of stock in this offering will be available to Sibun River Group, Inc.. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public immediately upon the effectiveness of the registration statement, or they may elect to sell some or all of their shares at a later date. As a result, it is impracticable to state either the number of shares that will be available to the public or their price. The most recent issuance of Sibun River Group, Inc.'s common stock occurred on April 28, 1999 at a price of $0.001 per share.

  This is not an underwritten offering, and Sibun River Group, Inc.'s stock is not listed on any national securities exchange or the NASDAQ Stock Market. Sibun River Group, Inc. intends to apply to have its shares traded on the OTC bulletin board under the symbol:

                                     "SIBU"

                THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 1.

  Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

  You should rely only on the information contained in this document. Sibun River Group, Inc. has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                               ----------------

                               TABLE OF CONTENTS

Risk Factors..............................................................    1
Use of Proceeds...........................................................    7
Determination of Offering Price...........................................    7
Dilution..................................................................    7
Selling Shareholders......................................................    7
Plan of Distribution......................................................    8
Description of Capital Stock..............................................    8
Interests of Named Experts and Counsel....................................    8
Description of Business...................................................    9
Description of Property...................................................   12
Legal Proceedings.........................................................   12
Market Price of and Dividends on Capital Stock and Related Stockholder
 Matters..................................................................   12
Selected Financial Data...................................................   13
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   14
Changes in and Disagreements with Accountants on Accounting and Financial
 Disclosure...............................................................   15
Directors and Executive Officers..........................................   15
Executive Compensation....................................................   15
Security Ownership of Certain Beneficial Owners and Management............   16
Certain Relationships and Related Transactions............................   16
Disclosure of Commission Position on Indemnification for Securities Act
 Liabilities..............................................................   16
Index to Financial Statements.............................................  F-1

                                  RISK FACTORS

  You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Sibun River Group, Inc. Investing in Sibun River Group, Inc.'s common stock involves a high degree of risk. Any of the following risks could adversely affect Sibun River Group, Inc.'s business, financial condition and results of operations and could result in a complete loss of your investment. The risks and uncertainties described below are not the only ones Sibun River Group, Inc. may face. Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair Sibun River Group, Inc.'s business operations.

You Should Not Rely on Forward-Looking Statements Because They Are Inherently Uncertain

  You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential uses of Biocatalyst and markets for it. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Sibun River Group, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Sibun River Group, Inc. described in "Risk Factors" and elsewhere in this prospectus.

Risks Related to Sibun River Group, Inc.'s Business

  Sibun River Group, Inc.'s success is dependent on a number of factors that should be considered by prospective investors. Sibun River Group, Inc. has only recently acquired its principal asset. It is a relatively young company and has no history of earnings or profit and there is no assurance that it will operate profitably in the future. As such, there is no assurance that Sibun River Group, Inc. will provide a return on investment in the future.

 Application of Biocatalyst Technology to Sewage and Waste Water Remediation
  May Not Be Feasible

  Sibun River Group, Inc. was formed in April of 1999 for the purpose of exploiting a new technology into a practical and viable business in the field of waste treatment. In a license agreement with David R. Mortenson & Associates, Sibun River Group, Inc. acquired the rights to distribute and produce Biocatalyst, an oxygen-enriched water product, for remediation of sewage and waste water, whether in septic tanks or waste water treatment facilities. Sibun River Group, Inc. believes that Biocatalyst can be used in the remediation of sewage and waste water. A constant supply of oxygen-enriched water to a treatment system can theoretically supply enough oxygen to sustain aerobic microbe/bacterial growth. By using an aerobic process, as opposed to an anaerobic process, the noxious odor sometimes associated with sewage processing should be substantially reduced. No Biocatalyst generator has been successfully installed and operated at any waste treatment facility, even on a test basis. The initial step that Sibun River Group, Inc. plans to take, in conjunction with David R. Mortenson & Associates and other licensees, is to identify a waste treatment facility interested in participating in a trial. Sibun River Group, Inc. may not be successful in locating a waste treatment facility willing to test the technology. Sibun River Group, Inc. may be unable to reach an agreement with other licensees regarding collaboration and sharing of expenses. Even if a trial is conducted, the Biocatalyst sewage and waste water remediation application may not prove to be either technically or economically feasible. Any failure to establish the technical and economic feasibility of the Biocatalyst sewage and waste water remediation application would adversely affect Sibun River Group, Inc.'s financial condition and its prospects.

 Sibun River Group, Inc. May Lose Its Biocatalyst License If It Fails to Meet
  Its Minimum Purchase Requirements

  Sibun River Group, Inc. has the exclusive right to distribute and market Biocatalyst under a private label in New Jersey for a period of three years, expiring April 5, 2002. To retain this right, Sibun River Group, Inc.

must purchase a minimum amount of product during each of the first two years of its license. At current prices, Sibun River Group, Inc. would have to purchase approximately 62,500 gallons of Biocatalyst by April 5, 2000, and a further 87,500 gallons by April 5, 2001, to retain its license. Sibun River Group, Inc. currently has no prospective purchasers lined up, and does not yet know if the Biocatalyst sewage and waste water remediation application will even be feasible. Sibun River Group, Inc. does not intend to meet its minimum purchase requirement simply by stockpiling an inventory of Biocatalyst. If Sibun River Group, Inc. does not meet its minimum purchase requirement and does not exercise its right to become a producer of Biocatalyst, Sibun River Group, Inc. may be deemed to be in default under its License Agreement with David R. Mortenson & Associates. David R. Mortenson & Associates would then be able to terminate Sibun River Group, Inc.'s license rights to Biocatalyst, which would adversely affect Sibun River Group, Inc.'s financial condition and its prospects.

 Sibun River Group, Inc. May Lose Its Biocatalyst License If It Does Not
  Exercise Its Right to Become a Producer

  If Sibun River Group, Inc. meets certain requirements, it has the right to become a producer of Biocatalyst. To become a producer, Sibun River Group, Inc. either would have to purchase a minimum of 5,000 gallons of Biocatalyst per month for a minimum period of six consecutive months (which is highly unlikely), or it would have to demonstrate its financial capability, pay David
R. Mortenson & Associates a one-time fee of $25,000, an additional one-time payment of $10,000 to reimburse unspecified expenses, and pay minimum annual royalties of $20,000. Sibun River Group, Inc.'s business plan will likely require it to become a producer, because any waste-treatment client would probably need a Biocatalyst generator installed on its premises. There is no guarantee that sewage and waste water treatment facilities, the primary target market, will conclude that reduced noxious odors are worth the price Sibun River Group, Inc. would have to charge to make money producing and selling Biocatalyst. Even if Sibun River Group, Inc. obtains a producer license, it may be unable make the minimum royalty payments. Although the final terms of the right to produce are subject to future negotiation, presumably the failure to pay minimum royalties would be a default that would allow David R. Mortenson & Associates to terminate the production license. Any termination of a producer license would adversely affect Sibun River Group, Inc.'s financial condition and its prospects.

 Sibun River Group, Inc. May Lose Its Biocatalyst License If David R.
  Mortenson & Associates Defaults Under Its Agreement with N.W. Technologies

  David R. Mortenson & Associates granted the Biocatalyst license to Sibun River Group, Inc. based on an agreement David R. Mortenson & Associates has with N.W. Technologies, Inc., the owner of the Biocatalyst technology. If a David R. Mortenson & Associates default under its agreement with N.W. Technologies results in David R. Mortenson & Associates losing its Biocatalyst rights, the rights David R. Mortenson & Associates has granted Sibun River Group, Inc. would become meaningless. Similarly, any dispute between David R. Mortenson & Associates and N.W. Technologies (or their successors) could impair Sibun River Group, Inc.'s ability to fully exploit its license rights. Any termination or impairment of Sibun River Group, Inc.'s license rights due to circumstances under the control of David R. Mortenson & Associates, N.W. Technologies or others with an interest in the Biocatalyst technology could adversely affect Sibun River Group, Inc.'s financial condition and its prospects.

 Increases in Biocatalyst Prices Could Destroy Sibun River Group, Inc.'s
  Profitability

  There can be no guarantee that Sibun River Group, Inc. ever will be profitable. If Sibun River Group, Inc. does become profitable, however, David
R. Mortenson & Associates has the right to increase Biocatalyst prices on 10 days notice by revising its published pricing schedule. If Sibun River Group, Inc. becomes a producer of Biocatalyst, the final terms governing pricing of raw materials will be subject to future negotiation. Assuming David R. Mortenson & Associates retains the right to set prices for Biocatalyst and the raw materials necessary to produce Biocatalyst, David R. Mortenson & Associates could raise prices to its licensees. Any material price increases could adversely affect Sibun River Group, Inc.'s profitability, financial condition and its prospects.

 Sibun River Group, Inc. May Undertake Investment Risks Shareholders Might Not
  Otherwise Accept

  Because Sibun River Group, Inc. has a limited time to develop a highly speculative and unproven technology, Sibun River Group, Inc.'s management will spend a significant portion of the time it devotes to Sibun River Group, Inc. evaluating other business opportunities that may be available to Sibun River Group, Inc. These opportunities may be related to the Biocatalyst product, or they may be in a completely unrelated field. Sibun River Group, Inc. has had discussions with a number of third parties regarding business opportunities, but none of these discussions have reached the stage where an agreement in principle is imminent. In any business opportunity reviewed by Sibun River Group, Inc. thus far, significant business and economic issues would have to be resolved in order to reach an agreement. Any asset acquisition or business combination would likely include the issuance of a significant amount of Sibun River Group, Inc.'s common stock, which would dilute the ownership interest of holders of existing shares of Sibun River Group, Inc.'s common stock. Depending on the nature of the transaction, Sibun River Group, Inc.'s stockholders may not have an opportunity to vote on whether to approve it. As a result, Sibun River Group, Inc.'s management could enter into a transaction that an investor would not want to invest in. In such a case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Sibun River Group, Inc.

 Competitors Could Develop Alternative and More Cost-Effective Products to
  Solve the Sewage and Waste Water Remediation Noxious Odor Problem

  It is possible that an unknown competitor may have or develop a product that could achieve results similar to or better than Biocatalyst. Sibun River Group, Inc. is currently unaware of any other product that holds the same potential as Biocatalyst to mitigate the noxious odors associated with sewage and waste water remediation. It is not unthinkable, however, that a genetic engineering company could develop a microbe that could anaerobically process sewage and waste water while at the same time minimizing noxious odors. In addition, it is also possible that another company could develop a product similar to Biocatalyst that would minimize noxious odor by injecting additional oxygen into the sewage and waste water remediation process. Sibun River Group, Inc. may have to compete with such companies in the future if it succeeds in establishing the feasibility of the Biocatalyst sewage and waste water remediation application. Any development of a competing product could adversely affect Sibun River Group, Inc.'s profitability, financial condition and its prospects.

 Government Regulation Could Adversely Affect Viability of Biocatalyst
  Application

  Waste treatment processes are subject to regulation by local, state and federal environmental agencies. There can be no assurance that further regulation and/or licensing will not emerge in the future. Although Sibun River Group, Inc. believes that additional regulation could possibly be favorable if it relates to odor mitigation, such further regulation or licensing could prove to be burdensome, and impose significant additional costs on Sibun River Group, Inc.'s business or subject Sibun River Group, Inc. to additional liabilities. Any new regulations or licensing could damage Sibun River Group, Inc.'s business, affect the profitability and perhaps the viability of Sibun River Group, Inc.'s business plan, and cause the price of its common stock to decline.

 Heavy Dependence on One Individual Who Will Not Devote His Full Time and
  Attention to Sibun River Group, Inc.'s Affairs Could Result in Delays or Business Failure

  Sibun River Group, Inc. currently has two individuals who are serving as the sole officers and directors. Sibun River Group, Inc. will be heavily dependent upon their skills, talents and abilities to implement its business plan and may, from time to time, find that the inability of one or both of these individuals to devote full time and attention to Sibun River Group, Inc.'s affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, Sibun River Group, Inc. does not have employment agreements with either individual and as a result, there is no assurance that either one or both will continue to manage Sibun River Group, Inc.'s affairs in the future. The loss of the services of either or both of these individuals could have a significant adverse effect on Sibun River Group, Inc.'s business and could cause the price of its stock to decline. The services of either or both of these individuals would be difficult to replace. Because investors will not necessarily be able to evaluate the merits of Sibun River Group, Inc.'s business decisions, they should carefully and critically assess the information concerning the officers and directors of Sibun River Group, Inc. See "Directors and Executive Officers".

 Year 2000 Issues Could Result in Sales or Inventory Difficulties

  There is also risk due to Year 2000 issues. These issues arise because many computerized systems use two digits rather than four digits to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting Sibun River Group, Inc., including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved. It is possible that one of Sibun River Group, Inc.'s suppliers, such as a utility or the producer of Biocatalyst or Biomas, or one of Sibun River Group, Inc.'s clients may become inoperative, and cause Sibun River Group, Inc. to incur heavy expenses or losses. At present, due to Sibun River Group, Inc.'s developmental stage, it has no critical systems that it must test for Year 2000 compliance. However, Sibun River Group, Inc. cannot be certain that it will not experience unanticipated negative consequences from Year 2000 problems, or that it will be able to make any such modifications as may become necessary in a timely, cost-effective and successful manner, and the failure to do so could have a material adverse effect on Sibun River Group, Inc.'s business and operating results.

Financial Risks

 Sibun River Group, Inc. Has No Operating History and Financial Results Are
  Uncertain

  Sibun River Group, Inc. has no operating history or revenues from operations. Sibun River Group, Inc.'s only resources have come from the private sale of Sibun River Group, Inc.'s stock. Sibun River Group, Inc. faces all the risks of a new business. It must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems and difficulties to which such ventures are subject.

  Because it has not yet begun operations, it is difficult to evaluate Sibun River Group, Inc.'s business and its prospects. Its revenue and income potential is unproven and its business model is still emerging. An investor in Sibun River Group, Inc.'s common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. Sibun River Group, Inc.'s ability to achieve and then sustain favorable operating results will depend on a number of factors, including costs related to:

     1) identifying a waste treatment facility to test the Biocatalyst application;

     2) testing the Biocatalyst application;

     3) identifying and marketing to prospective purchasers;

     4) purchasing the amounts of Biocatalyst or Biomas necessary for operation and required by the license agreement, and increases in the cost of product;

     5) licensing and royalty fees;

     6) loss of licensing rights;

     7) evaluation and expense of entering into a new business opportunity;

     8) the expense of delays in introducing or making any necessary improvements to the Biocatalyst application; and

     9) general economic conditions, as well as those specific to the related industries.

  As a result of Sibun River Group, Inc.'s limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. Sibun River Group, Inc. expects to significantly increase its operating expenses to test, market, distribute and produce Biocatalyst. Sibun River Group, Inc. has not achieved profitability, and expects to incur net losses for the foreseeable future and may never become profitable. Sibun River Group, Inc.'s limited operating history makes it difficult to forecast its future operating results. Sibun River Group, Inc. expects to continue to incur increasing marketing, sales, product development and general and administrative expenses. As a result it will need to generate significant revenue and/or raise additional funds to achieve profitability. If Sibun River Group, Inc. does not become profitable, it may be unable to maintain its Biocatalyst License, which would adversely affect its financial condition and prospects. If Sibun River Group, Inc. does achieve profitability, it cannot be certain that it will sustain or increase it.

  Because of its limited financial resources, Sibun River Group, Inc. will likely be unable to diversify its activities to provide a hedge should its business plan prove to be impractical.

 Sibun River Group, Inc. May Need Additional Financing Which May Not Be
  Available, or Which May Dilute the Ownership Interests of Investors

  Sibun River Group, Inc. has very limited funds, and its funds are inadequate to implement its business plan. Sibun River Group, Inc. will require substantial working capital to fund its business. If Sibun River Group, Inc. raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution.

  Sibun River Group, Inc.'s ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Sibun River Group, Inc. has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Sibun River Group, Inc.. If not available, Sibun River Group, Inc.'s operations would be severely limited, and it would be unable to implement its business plan.

 Potential Business Combinations Could Be Difficult To Integrate, Disrupt
  Business, Dilute Stockholder Value and Adversely Affect Operating Results

  Sibun River Group, Inc. may consider a future financing or business combination that, because of the size of the related stock issuance, would result in a majority of the voting power being transferred to the investor(s). The result would be that the new shareholder(s) would control Sibun River Group, Inc. and persons unknown could replace Sibun River Group, Inc.'s management. It is uncertain whether any such replacements would continue to implement Sibun River Group, Inc.'s current business plan. In addition, Sibun River Group, Inc.'s significant shareholders could sell their control block to an outside party, resulting in the same type of situation. In either case, the ownership interests of holders of existing shares of Sibun River Group, Inc. stock will be diluted. Irrespective of whether Sibun River Group, Inc.'s cash assets prove to be inadequate to meet its operational needs, Sibun River Group, Inc. might seek to compensate providers of services by issuances of stock in lieu of cash, which again would dilute ownership interests of shareholders.

  Sibun River Group, Inc. may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to Sibun River Group, Inc.'s current business plan. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. If Sibun River Group, Inc. acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Sibun River Group, Inc.. Acquisitions also involve the need for integration into existing administration, services, marketing, and support efforts. If the acquisition is financed by issuing equity securities, interests of existing stockholders could be diluted. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could adversely affect Sibun River Group, Inc.'s operating results.

  Sibun River Group, Inc. cannot predict the extent to which its liquidity and capital resources will be diminished prior to consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity which Sibun River Group, Inc. may eventually acquire.

  Sibun River Group, Inc.'s shareholders may not have an opportunity to vote on whether to enter into a business combination or acquisition. In the event of a business combination, acquisition, or change in shareholder control, Sibun River Group, Inc. may enter in to a new line of business which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Sibun River Group, Inc..

Risks Related to the Securities Market

 Sibun River Group, Inc. Common Stock Has No Prior Market, And Prices May
  Decline After The Offering

  There is no public market for Sibun River Group, Inc.'s common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. The trading market price of Sibun River Group, Inc.'s common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Sibun River Group, Inc.'s common stock may not develop or be sustained. If Sibun River Group, Inc.'s selling stockholders sell substantial amounts of common stock in the public market, the market price of Sibun River Group, Inc.'s common stock could fall. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Sibun River Group, Inc.'s securities. Owing to the low price of the securities many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Sibun River Group, Inc.'s common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Sibun River Group, Inc. stock.

 Investors May Face Significant Restrictions on the Resale of Sibun River
  Group, Inc. Stock Due to State and Federal Laws and Regulations

  Because Sibun River Group, Inc.'s securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Sibun River Group, Inc.'s securities. Accordingly, investors should consider the secondary market for Sibun River Group, Inc.'s securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.

  In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because Sibun River Group, Inc.'s securities may constitute "penny stock" within the meaning of the rules, the rules would apply to Sibun River Group, Inc. and its securities. The rules may further affect the ability of owners of Sibun River Group, Inc.'s shares to sell their securities in any market that may develop for them.

  Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses. Sibun River Group, Inc.'s management is aware of the abuses that have occurred historically in the penny stock market. Although Sibun River Group, Inc. does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to Sibun River Group, Inc.'s securities.

                                USE OF PROCEEDS

  This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Because this prospectus is solely for the purpose of selling shareholders, Sibun River Group, Inc. will not receive any proceeds from the sale of stock being offered.

                        DETERMINATION OF OFFERING PRICE

  This offering is solely for the purpose of allowing Sibun River Group, Inc.'s shareholders to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. As the market develops, the selling shareholders will determine the price for the stock.

                                   DILUTION

  This offering is for sales of stock by existing Sibun River Group, Inc. shareholders on a continuous or delayed basis in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospective investors should be aware, however, that the price of Sibun River Group, Inc.'s shares may not bear any rational relationship to net tangible book value per share.

                             SELLING SHAREHOLDERS

  The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by such shareholder prior to this offering; the amount to be offered for such shareholder's account; and the amount to be owned by such shareholder following completion of the offering:

                                                 Number    Number    Number of
                                                of Shares of Shares Shares After
   Name                                           Owned    Offered    Sale(1)
   ----                                         --------- --------- ------------
   Laurent Barbudaux...........................  200,000   200,000        0
   Jimmy P. Beehner............................  250,000   250,000        0
   Marie M. Charles............................  200,000   200,000        0
   James R. Collins, D.V.M.....................  200,000   200,000        0
   Jock R. Collins, D.V.M......................  200,000   200,000        0
   Terry Fowler................................  200,000   200,000        0
   Roy Donovan Hinton, Jr......................  200,000   200,000        0
   C.E. Kaiser.................................  200,000   200,000        0
   David R. Mortenson..........................  450,000   450,000        0
   Joshua J. Mortenson.........................  200,000   200,000        0
   Joshua D. Smetzer...........................  200,000   200,000        0

--------
(1) This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. See "Plan of Distribution."

  Mr. David Mortenson served as the president and a member of the Board of Directors of Sibun River Group, Inc. from April, 1999, to July, 1999. Mr. Beehner served as the secretary-treasurer and a member of the Board of Directors of Sibun River Group, Inc. from April, 1999, to July, 1999. No other selling shareholder has held any position or office or had any material relationship with Sibun River Group, Inc. during the past three years.

                             PLAN OF DISTRIBUTION

  This is not an underwritten offering. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. Sibun River Group, Inc. has not committed to keep the registration statement effective for any set period of time.

  While the registration statement is effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if Sibun River Group, Inc.'s stock is authorized for inclusion on the OTC bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

  No public market currently exists for shares of Sibun River Group, Inc.'s common stock. Sibun River Group, Inc. intends to apply to have its shares traded on the OTC bulletin board under the symbol "SIBU".

                         DESCRIPTION OF CAPITAL STOCK

  The following description of Sibun River Group, Inc.'s capital stock does not purport to be complete and is subject to and qualified in its entirety by Sibun River Group, Inc.'s articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

  Sibun River Group, Inc.'s authorized capital consists of 25,000,000 shares of common stock, par value $.001 per share. Immediately prior to this offering, 2,500,000 shares were issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Sibun River Group, Inc.'s common stock.

  Because the holders of shares of Sibun River Group, Inc.'s common stock do not have cumulative voting rights, the holders of more than 50% of Sibun River Group, Inc.'s outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Sibun River Group, Inc.'s directors.

  The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of Sibun River Group, Inc., holders are entitled to receive, ratably, the net assets of Sibun River Group, Inc. available to shareholders after payment of all creditors.

  All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Sibun River Group, Inc.'s common stock are issued, the relative interests of existing shareholders may be diluted.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

  Neither Elliott Tulk Pryce Anderson nor Vandeberg Johnson & Gandara was employed on a contingent basis in connection with the registration or offering of Sibun River Group, Inc.'s common stock.

                            DESCRIPTION OF BUSINESS

General

  Sibun River Group, Inc. was incorporated under the laws of the State of Nevada on April 5, 1999, and is in its early developmental and promotional stages. To date, Sibun River Group, Inc.'s only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Sibun River Group, Inc. has not commenced commercial operations. Sibun River Group, Inc. has no full time employees and owns no real estate.

  On April 5, 1999, Sibun River Group, Inc. acquired from David R. Mortenson & Associates the rights to distribute and produce the oxygen-enriched water product "Biocatalyst" in the state of New Jersey for the purpose of remediating sewage and waste water, whether in septic tanks or waste water treatment facilities. David R. Mortenson & Associates acquired these rights from the inventor of the product, N.W. Technologies, Inc., under a distribution agreement. The Biocatalyst technology's purpose is to improve the effectiveness of existing processes that include an oxygenation process that takes place in a liquid or solid environment. N.W. Technologies' Biocatalyst technology is proprietary and not patented.

Background to Development of Biocatalyst

  The technology behind Biocatalyst was developed by a Houston, Texas based company, N.W. Technologies, for the bioremediation of oil spills. N.W. Technologies discovered that by breaking the oil into colloidal (microscopic) particles using a contact emulsifier, which also acts as a host for oil-eating microbes, it could speed up the process of bioremediating spilled oil. By breaking the oil into colloidal (microscopic) particles, the microbes have access to an increased surface area of spilled oil (better access to the food source). This increased access to the food source allows the microbes to consume spilled oil more quickly.

  The microbes need a ready supply of oxygen in order to consume the spilled oil. Below six to twelve inches of soil depth, depending on soil type, oxygen exchange is virtually non-existent, yet many oil spills reach far below that level. Remediation companies have historically used a process called sparging to oxygenate soils where bioremediation is being used. Sparging utilizes perforated pipes placed in the affected area. Air is then pumped into them and released through the perforations. Sparging is an expensive process to implement and may result in the release of some of the volatile compounds to be remediated, thus causing secondary air pollution.

  To counter the problems with sparging, N.W. Technologies created Biocatalyst. This is a water product with oxygen organically bonded to the water molecule. When the microbe's extra-cellular enzymes come in contact with the water/oxygen molecule structure, they release this oxygen, making it available to the microbes. This process provides a means to deliver oxygen to the microbes at depths below six to twelve inches of soil. N.W. Technologies and their distributors/applicators have found that the use of Biocatalyst substantially speeds up oil spill bioremediation times. N.W. Technologies has ceased using ordinary water in the formulation of its products. Instead it uses Biocatalyst because N.W. Technologies feels that Biocatalyst does everything that the water does, while also providing extra oxygen needed by the oil-eating microbes.

Production of Biocatalyst

  Biocatalyst is produced through an organic process that uses any water source. The organic process takes place in a generator, which may be built using standard off-the-shelf tankage, pumps and plumbing supplies. The generator uses a six-foot by ten-foot print, and the total cost of an industrial grade generator is approximately $5,000 per unit. With proper care and maintenance, generators should last for years. An initial culture, which is part of N.W. Technologies' proprietary process, is introduced into the generator to create oxygen-enriched water. The generator then requires a regular supply of "biomas", a proprietary product of N.W. Technologies, to keep producing Biocatalyst.

  Once a generator is set up and producing, production continues for the life of the generator provided that water is available (minimum of 15 gallons per hour, maximum 30 gallons per hour), that the generator is protected from freezing, and that "biomas" is added 5 days per week. David R. Mortenson & Associates has indicated a willingness to furnish end-users a production package consisting of the generator, the initial culture to create the oxygen enriched water, and a regular supply of "biomas" for the generator. The client will supply a source of usable water, electrical power and staff to operate the generator(s). As currently configured, each generator can produce 720 gallons of raw undiluted product per day. Where more than this volume is needed, multiple generators can be supplied.

Application of Biocatalyst to Sewage and Waste Water Remediation

  Sibun River Group, Inc. believes that Biocatalyst can be used in the remediation of sewage and waste water. A constant supply of oxygen-enriched water to a treatment system can theoretically supply enough oxygen to sustain aerobic microbe/bacterial growth. By using an aerobic process, as opposed to an anaerobic process, the noxious odor sometimes associated with sewage processing should be substantially reduced. As Biocatalyst is pumped into the treatment system, select microbes that target the waste as a food source can be added to assure optimal microbe population. Once a good colony of microbes is established, no additional microbes should be needed unless the colony is somehow killed.

Short-Term Plan of Operation

  The license agreement with David R. Mortenson & Associates that provides the rights to distribute and produce Biocatalyst includes a minimum purchase requirement that must be met by April 5, 2000. Because the offering under this prospectus is solely for selling shareholders, Sibun River Group, Inc. will need to raise funds to develop its license rights. By raising additional funds, the ownership interest of holders of existing shares of Sibun River Group, Inc.'s common stock will be diluted.

  Sibun River Group, Inc. plans to cooperate with David R. Mortenson & Associates and licensees that have Biocatalyst sewage and waste water remediation license rights in other territories to economize on the costs of product research and development. No generator has been successfully installed and operated at any waste treatment facility, even on a test basis. The initial step that Sibun River Group, Inc. plans to take in conjunction with David R. Mortenson & Associates and other licensees is to identify a waste treatment facility interested in participating in a trial. Once the facility is identified, Sibun River Group, Inc., David R. Mortenson & Associates and the other licensees will develop a budget for installing the test generator and agree on an allocation of its costs. Each participant would then raise its required contribution, and in exchange it would have access to the trial run results to be used in its marketing and for business planning purposes. Sibun River Group, Inc. anticipates that it would raise its share by one or more private offerings of its common stock. There is no written agreement to ensure this cooperation. Sibun River Group, Inc.'s expectations concerning this cooperation are based on informal communications with the parties and their enlightened economic self-interests.

  If the trial is successful from a technical standpoint, Sibun River Group, Inc. would have to assess the economic feasibility of proceeding further. Under its license agreement with David R. Mortenson & Associates, to become a Biocatalyst producer Sibun River Group, Inc. would be required to pay David R. Mortenson & Associates a one-time fee of $25,000, an additional one-time payment of $10,000 to reimburse unspecified expenses, and minimum annual royalties of $20,000. Although Sibun River Group, Inc.'s production rights are subject to negotiation of a definitive agreement, prices for the biomas used to produce Biocatalyst will likely be subject to change following notice from David R. Mortenson & Associates. There is no guarantee that sewage and waste water treatment facilities, the primary target market, will conclude that reduced noxious odors are worth the price Sibun River Group, Inc. would have to charge to make money producing and selling Biocatalyst.

  Sibun River Group, Inc. recognizes that the Biocatalyst sewage and waste water remediation application may turn out not to be feasible. To address this possibility, Sibun River Group, Inc. continually evaluates other business opportunities that may be available to it, whether in the form of asset acquisitions or business combinations. Sibun River Group, Inc.'s management will spend a significant portion of the time it devotes to

Sibun River Group, Inc. evaluating other business opportunities that may be available to Sibun River Group, Inc.. These opportunities may be related to the Biocatalyst product, or they may be in a completely unrelated field. Sibun River Group, Inc. has had discussions with a number of third parties regarding business opportunities, but none of these discussions have reached the stage where an agreement in principle is imminent. In any business opportunity reviewed by Sibun River Group, Inc. thus far, significant business and economic issues would have to be resolved in order to reach an agreement. Any asset acquisition or business combination would likely include the issuance of a significant amount of Sibun River Group, Inc.'s common stock, which would dilute the ownership interest of holders of existing shares of Sibun River Group, Inc.'s common stock.

Industry Conditions and Competition

  Sibun River Group, Inc. does not yet know whether the Biocatalyst sewage and waste water remediation application will be a feasible money-making venture. It does know, however, that if the application turns out to be successful, it will hold an exclusive license in New Jersey until April 5, 2002, as long as it meets its minimum purchase requirements or becomes a producer. Sibun River Group, Inc. is currently unaware of any other product that holds the potential to mitigate the noxious odors associated with sewage and waste water remediation. It is not unthinkable, however, that a genetic engineering company could develop a microbe that could anaerobically process sewage and waste water while at the same time minimizing noxious odors. In addition, it is also possible that another company could develop a product similar to Biocatalyst that would minimize noxious odor by injecting additional oxygen into the sewage and waste water remediation process. Sibun River Group, Inc. may have to compete with such companies in the future if it succeeds in establishing the feasibility of the Biocatalyst sewage and waste water remediation application.

Employees

  Sibun River Group, Inc. is a development stage company and currently has no employees. Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Once Sibun River Group, Inc. establishes the feasibility of the Biocatalyst sewage and waste water remediation application, its priority will shift to developing and implementing a plan for marketing. The marketing plan would focus on two major goals: identifying the most likely prospects for installing generators and retaining one or more qualified individuals to market the Biocatalyst sewage and waste water remediation application to those prospects. Sibun River Group, Inc. would hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in Sibun River Group, Inc., which would dilute the ownership interest of holders of existing shares of Sibun River Group, Inc.'s common stock.

Available Information

  Sibun River Group, Inc. has filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Sibun River Group, Inc. and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Sibun River Group, Inc. files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street NW, Washington, D.C. 20549, as well as the public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Sibun River Group, Inc.'s filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

  Upon completion of this offering, Sibun River Group, Inc. will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

                            DESCRIPTION OF PROPERTY

  Sibun River Group, Inc. currently maintains limited office space, occupied by Ms. Wood, for which it pays no rent. Its address is 580 Hornby Street, Suite 210, Vancouver, British Columbia V6C 3B6, CANADA, and its phone number is (604) 687-6991. Sibun River Group, Inc. does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

                               LEGAL PROCEEDINGS

  Sibun River Group, Inc. is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Sibun River Group, Inc. or its property contemplated by any governmental authority.

                    MARKET PRICE OF AND DIVIDENDS ON CAPITAL
                      STOCK AND OTHER SHAREHOLDER MATTERS

  No established public trading market exists for Sibun River Group, Inc.'s securities. Sibun River Group, Inc. has no common equity subject to outstanding purchase options or warrants. Sibun River Group, Inc. has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that Sibun River Group, Inc. has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Sibun River Group, Inc..

  As of May 31, 1999, there were 2,500,000 shares of common stock outstanding, held by 11 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, all of Sibun River Group, Inc.'s outstanding shares will be eligible for sale.

  To date Sibun River Group, Inc. has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Sibun River Group, Inc.'s future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                            SELECTED FINANCIAL DATA

  The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements appearing elsewhere in this prospectus. The statement of operations data set forth below for the period from April 5, 1999, (inception) to April 30, 1999, and the balance sheet data at April 30, 1999, are derived from Sibun River Group, Inc.'s audited financial statements included elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period.

                                                                   Inception to
                                                                  April 30, 1999
                                                                  --------------
STATEMENT OF OPERATIONS DATA:
  Net sales......................................................     $   --
                                                                      ======
  Loss from continuing operations................................     $   --
                                                                      ======
  Loss per share from continuing operations......................     $   --
                                                                      ======
                                                                      As of
                                                                  April 30, 1999
                                                                  --------------
BALANCE SHEET DATA:
  Total assets...................................................     $2,543
                                                                      ======

  Sibun River Group, Inc. is in its early developmental and promotional stages. To date, Sibun River Group, Inc.'s only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Sibun River Group, Inc. has not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that Sibun River Group, Inc. expects when it begins operations. See "Risk Factors," "Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential uses of Biocatalyst and markets for it. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Sibun River Group, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Sibun River Group, Inc. described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Sibun River Group, Inc.'s Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

Results of Operations

  During the period from April 5, 1999 (inception) through April 30, 1999, Sibun River Group, Inc. has engaged in no significant operations other than organizational activities, acquisition of the rights to market Biocatalyst and preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by Sibun River Group, Inc. during this period.

  For the current fiscal year, Sibun River Group, Inc. anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Sibun River Group, Inc. anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Liquidity and Capital Resources

  Sibun River Group, Inc. remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Sibun River Group, Inc.'s balance sheet as of April 30, 1999, reflects total assets of $2,543, in the form of a license and capitalized organizational costs.

  Sibun River Group, Inc. expects to carry out its plan of business as discussed above. In addition, Sibun River Group, Inc. may engage in a combination with another business. Sibun River Group, Inc. cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Sibun River Group, Inc. may eventually combine. Sibun River Group, Inc. has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

  Sibun River Group, Inc. will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Sibun River Group, Inc. or at all. Sibun River Group, Inc. has no commitments for capital expenditures.

                       CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

  Elliott Tulk Pryce Anderson has served as Sibun River Group, Inc.'s independent auditor since inception, and Sibun River Group, Inc. has not had any dispute with Elliott Tulk Pryce Anderson over accounting or financial disclosure.

                        DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the name, age and position of each director and executive officer of Sibun River Group, Inc.:

   Name                                       Age Position
   ----                                       --- --------
   Suzanne Wood..............................  42 President, Director
   Frank Roberts.............................  66 Secretary, Treasurer, Director

  Ms. Wood became the President and a member of the Board of Directors of Sibun River Group, Inc. in July, 1999. Since 1986, Ms. Wood has been the principal of Wood & Associates, financial management consultants providing services in corporate financing and mergers and acquisitions. Ms. Wood is an accountant with over 15 years' in experience in the finances and corporate management of private and public companies. After graduating from the University of British Columbia in 1980, Ms. Wood spent several years with Revenue Canada, Taxation, primarily with its Business Audit Division. During this period she was enrolled in and completed four levels of the Certified General Accountants Program. She has completed the Canadian Securities Course and remains current in the changes relating to securities matters through continued participation in the Professional Development Program of The Institute of Chartered Accountants of British Columbia. Ms. Wood is a director of Genetronics Biomedical Ltd., traded under the symbol "GEB" on the American and Toronto Stock Exchanges.

  Since 1984, Mr. Roberts has been the president and sole shareholder and director of RSM Investor Network Inc., a consulting company providing services to existing and emerging private and public companies, assisting such companies with raising equity capital and providing management and communication services. Prior to that, Mr. Roberts founded Steeplejack Services Ltd. in Calgary, with four other partners. Steeplejack specialized in manufacturing, leasing and sale of scaffolding and many construction related products. From its inception in 1969 until he sold his interest in 1985, Mr. Roberts and his partners built the company to be very successful with operations throughout Canada.

  The directors named above will serve until the first annual meeting of Sibun River Group, Inc.'s shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. No employment agreements currently exist or are contemplated. There is no arrangement or understanding between the director and officer of Sibun River Group, Inc. and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

  The directors and officers of Sibun River Group, Inc. will devote their time to Sibun River Group, Inc.'s affairs on an "as needed" basis. As a result, the actual amount of time which they will devote to Sibun River Group, Inc.'s affairs is unknown and is likely to vary substantially from month to month.

                             EXECUTIVE COMPENSATION

  No officer or director has received any remuneration from Sibun River Group, Inc.. Although there is no current plan in existence, it is possible that Sibun River Group, Inc. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Sibun River Group, Inc.'s business plan. Sibun River Group, Inc. has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Sibun River Group, Inc. has no employment contract or compensatory plan or arrangement with any executive officer of Sibun River Group, Inc.. The
Director currently does not receive any cash compensation from Sibun River Group, Inc. for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of May 31, 1999, Sibun River Group, Inc.'s outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by Sibun River Group, Inc. to own beneficially, more than 5% of Sibun River Group, Inc.'s common stock, and the shareholdings of all executive officers and directors as a group.

                                                          Shares  Percentage of
Name                                                       Owned  Shares Owned
----                                                      ------- -------------
Laurent Barbudaux........................................ 200,000        8%
 735 International Boulevard #111
 Houston, Texas 77024
Jimmy P. Beehner......................................... 250,000       10%
 P.O. Box 2370
 Alvin, TX 77512
Marie M. Charles......................................... 200,000        8%
 P.O. Box 34830
 Houston, Texas 77034
James R. Collins, D.V.M.................................. 200,000        8%
 7716 Windswept Lane
 Houston, Texas 77063
Jock R. Collins, D.V.M................................... 200,000        8%
 7627 Skyline Drive
 Houston, Texas 77063
Terry Fowler............................................. 200,000        8%
 545 Teal Drive
 Dickinson, Texas 77539
Roy Donovan Hinton, Jr................................... 200,000        8%
 P.O. Box 4456
 Pasadena, Texas 77502
C.E. Kaiser.............................................. 200,000        8%
 10220 Memorial Drive #67
 Houston, Texas 77024
David R. Mortenson....................................... 450,000       18%
 P.O. Box 5034
 Alvin, Texas 77512
Joshua J. Mortenson...................................... 200,000        8%
 808 Cemetery Road
 Alvin, Texas 77511
Joshua D. Smetzer........................................ 200,000        8%
 2101 Mustang Road #113
 Alvin, Texas 77511
  ALL EXECUTIVE OFFICERS & DIRECTORS AS A GROUP
   (0 Individuals).......................................       0        0%

  All shares are held of record and each record shareholder has sole voting and investment power. Sibun River Group, Inc. knows of no one who has the right to acquire beneficial ownership in Sibun River Group, Inc. common stock. Other than the sale of Sibun River Group, Inc. stock contemplated by this prospectus, there are no arrangements known to Sibun River Group, Inc. the operation of which may at a subsequent date result in a change of control of Sibun River Group, Inc..

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  No director, executive officer or nominee for election as a director of Sibun River Group, Inc., and no owner of five percent or more of Sibun River Group, Inc.'s outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000, except as discussed below. Two owners of greater than five percent of Sibun River Group, Inc.'s stock, David R. Mortenson and Jimmy P. Beehner, are the principal of and an investor-participant, respectively, in David R. Mortenson & Associates, the licensor of Sibun River Group, Inc.'s right to distribute and produce the Biocatalyst oxygen-enriched water product. Mr. Beehner and Mr. Mortenson were previously directors of Sibun River Group, Inc., and the president and secretary-treasurer, respectively. They are no longer directors or officers Sibun River Group, Inc.. If Sibun River Group, Inc. succeeds in implementing its business plan, Sibun River Group, Inc. will make payments to David R. Mortenson & Associates in the future that will exceed $60,000, although the resulting benefits to Mr. Beehner and Mr. Mortenson may not individually exceed $60,000.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

  Sibun River Group, Inc.'s bylaws provide that Sibun River Group, Inc. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Sibun River Group, Inc., absent a finding of negligence or misconduct in the performance of duty.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Sibun River Group, Inc. pursuant to the forgoing provisions, Sibun River Group, Inc. has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                         INDEX TO FINANCIAL STATEMENTS

Sibun River Group, Inc.
(A Development Stage Company)

Independent Auditor's Report.......................................        F-2
Balance Sheet as of April 30, 1999.................................        F-3
Statement of Operations from April 5, 1999 (Date of Inception) to
 April 30, 1999....................................................        F-4
Statement of Cash Flows from April 5, 1999 (Date of Inception) to
 April 30, 1999....................................................        F-5
Statement of Stockholders' Equity from April 5, 1999 (Date of
 Inception) to April 30, 1999......................................        F-6
Notes to the Financial Statements.................................. F-7 to F-8

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Sibun River Group, Inc.
(A Development Stage Company)

  We have audited the accompanying balance sheet of Sibun River Group, Inc. (A Development Stage Company) as of April 30, 1999 and the related statements of operations, stockholders' equity and cash flows for the period from April 5, 1999 (Date of Inception) to April 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Sibun River Group, Inc. (A Development Stage Company), as of April 30, 1999, and the results of its operations and its cash flows for the period from April 5, 1999 (Date of Inception) to April 30, 1999, in conformity with U.S. generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Elliott, Tulk, Pryce, Anderson

                                          Chartered Accountants

Vancouver, Canada
July 20, 1999

                            SIBUN RIVER GROUP, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET
                          (expressed in U.S. dollars)

                                                                      April 30,
                                                                        1999
                                                                          $
                                                                      ---------
                               ASSETS
                               ------

License (Note 3).....................................................   2,000
Organizational costs.................................................     543
                                                                        -----
                                                                        2,543
                                                                        =====

                LIABILITIES AND STOCKHOLDERS' EQUITY
                ------------------------------------

Current Liabilities..................................................     --
                                                                        -----

Contingent Liability (Note 1)

Stockholders' Equity
  Common Stock, 25,000,000 shares authorized with a par value of
   $.001; 2,500,000 shares issued and outstanding....................   2,543
  Deficit Accumulated During the Development Stage...................     --
                                                                        -----
                                                                        2,543
                                                                        -----
                                                                        2,543
                                                                        =====


   (The accompanying notes are an integral part of the financial statements)

                            SIBUN RIVER GROUP, INC.
                         (A Development Stage Company)

                            STATEMENT OF OPERATIONS
                          (expressed in U.S. dollars)

                                                             From April 5, 1999
                                                             (Date of Inception)
                                                              to April 30, 1999
                                                             -------------------
Revenues....................................................        $
                                                                    -----
Expenses....................................................          --
                                                                    -----
Net Loss ...................................................          --
                                                                    =====



   (The accompanying notes are an integral part of the financial statements)

                            SIBUN RIVER GROUP, INC.
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS
                          (expressed in U.S. dollars)

                                                            From April 5, 1999
                                                            (Date of Inception)
                                                             to April 30, 1999
                                                                     $
                                                            -------------------
Cash Flows to Operating Activities
  Net loss.................................................          --
                                                                   -----
Net Cash Used by Operating Activities......................          --
                                                                   -----
Cash Flows from Financing Activities
  Increase in shares issued................................          500
                                                                   -----
Net Cash Provided by Financing Activities..................          500
                                                                   -----
Cash Flows to Investing Activities
  Increase in organizational costs.........................         (500)
                                                                   -----
Net Cash Used in Investing Activities......................         (500)
                                                                   -----
Change in cash.............................................          --
Cash--beginning of period..................................          --
                                                                   -----
Cash--end of period........................................          --
                                                                   =====
Non-Cash Financing Activities
  A total of 2,000,000 shares were issued at a fair market
   value of $0.001 per share for the acquisition of a
   License (Note 3)........................................        2,000
  Organization costs paid for by a director for no
   consideration treated as additional paid in capital.....           43
                                                                   -----
                                                                   2,043
                                                                   =====
Supplemental Disclosures
  Interest paid............................................          --
  Income tax paid..........................................          --


   (The accompanying notes are an integral part of the financial statements)

                            SIBUN RIVER GROUP, INC.
                         (A Development Stage Company)

                       STATEMENT OF STOCKHOLDERS' EQUITY

            From April 5, 1999 (Date of Inception) to April 30, 1999
                          (expressed in U.S. dollars)

                                                                      Deficit
                                                                    Accumulated
                                                     Common Stock   During the
                                                   ---------------- Development
                                                    Shares   Amount    Stage
                                                       #       $         $
                                                   --------- ------ -----------
Balance--April 5, 1999 (Date of Inception)........       --    --
  Stock issued for $500 of organizational
   expenses.......................................   500,000   500
  Additional paid in capital for organizational
   expenses incurred by a director on behalf of
   the Company....................................       --     43
  Stock issued for "The Biocatalyst License" at a
   fair market value of $0.001 per share.......... 2,000,000 2,000
  Net loss for the period.........................                      --
                                                   --------- -----     ----
Balance--April 30, 1999........................... 2,500,000 2,543      --
                                                   ========= =====     ====





   (The accompanying notes are an integral part of the financial statements)

                            SIBUN RIVER GROUP, INC.
                         (A Development Stage Company)

                       NOTES TO THE FINANCIAL STATEMENTS
                          (expressed in U.S. dollars)

1. Development Stage Company

  Sibun River Group, Inc. herein (the "Company") was incorporated in the State of Nevada, U.S.A. on April 5, 1999. The Company has acquired a license to market and distribute a product as discussed in Note 3.

  In a development stage company, management devotes most of its activities to establishing these new businesses. Planned principal activities have not yet begun nor produced any revenues. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and develop a market for its products.

2. Summary of Significant Accounting Policies

 (a) Year end

  The Company's fiscal year end is April 30.

 (b) Licenses

  Costs to acquire licenses are capitalized as incurred. These costs will be amortized on a straight-line basis over their remaining estimated useful lives upon the licenses becoming commercially viable or written-off to operations if the licenses do not become commercially viable.

 (c) Cash and Cash Equivalents

  The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

 (d) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

3. License

  On April 5, 1999 the Company acquired a license for a product called Biocatalyst. The Company has the exclusive right to distribute and market the product under a private label in the State of Texas for a period of three years expiring April 5, 2002. Biocatalyst is an oxygen enriched water product used to enhance the growth of microbes in soils, particularly at depths where oxygen exchange is limited. The Company issued 2,000,000 shares at a fair market value of $.001 or $2,000. The shares were issued to the licensor who are members of a partnership and whose general partner is also a director and officer of the Company. Once the Company purchases a minimum of 5,000 gallons of product for a minimum period of six consecutive months, then a license will be granted to the Company to produce the product in a location to be mutually agreed upon. A producer license will also be granted if the Company can demonstrate its financial capability, pay the licensor a one-time fee of $25,000, an additional one-time payment of $10,000 to reimburse unspecified expenses, and pay minimum annual royalties of $20,000. If no producing license is granted then the Company is committed to purchase a minimum amount of product during each of the first two years of its license. At current prices, the Company would have to purchase approximately 62,500 gallons of Biocatalyst by April 25, 2000, and a further 87,500 gallons by April 25, 2001 to retain its license. The Company has the option to renew the license for an additional three years.

4. Related Party Transaction

  The License referred to in Note 3 was sold to the Company by a partnership whose general manager is the spouse of the Secretary/Treasurer of the Company and a director for consideration of 2,000,000 shares for total fair market consideration of $2,000. These shares were paid evenly to the ten partners.

5. Uncertainty Due to the Year 2000 Issue

  The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                                   Prospectus

                                            , 1999

                            SIBUN RIVER GROUP, INC.

                          580 Hornby Street, Suite 210
                  Vancouver, British Columbia V6C 3B6, CANADA
                                 (604) 687-6991

                        2,500,000 Shares of Common Stock
                       to be sold by current shareholders

  Sibun River Group, Inc. has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Sibun River Group, Inc. have not changed since the date hereof.

  Until                  , 1999 (90 days after the date of this prospectus),
all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

  The securities are being registered for the account of selling shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

   SEC registration fee................................................ $    35
   Printing and engraving expenses.....................................   5,000
   Attorneys' fees and expenses........................................   9,000
   Accountants' fees and expenses......................................   1,500
   Transfer agent's and registrar's fees and expenses..................     500
   Miscellaneous.......................................................     965
                                                                        -------
     Total............................................................. $17,000
                                                                        =======

Item 14. Indemnification of Directors and Officers.

  Pursuant to Nevada law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such person's costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

  The bylaws of Sibun River Group, Inc., filed as Exhibit 3.2, provide that Sibun River Group, Inc. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Sibun River Group, Inc., absent a finding of negligence or misconduct in office. Sibun River Group, Inc.'s Bylaws also permit Sibun River Group, Inc. to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Sibun River Group, Inc. has the power to indemnify such person against liability for any of those acts.

Item 15. Recent Sales of Unregistered Securities.

  Set forth below is information regarding the issuance and sales of Sibun River Group, Inc.'s securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

     (a) On April 2, 1999, Sibun River Group, Inc. issued 500,000 shares of common stock to two shareholders in satisfaction of certain organizational costs (approximately $500) and activities performed by the shareholders. The issuance of the shares was exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to the shareholders being Sibun River Group, Inc.'s founders and serving as its initial management, and the limited number of investors
  (two).

     (b) On April 28, 1999, Sibun River Group, Inc. issued a total of 2,000,000 shares of common stock to ten shareholders, one of whom is the general partner of, and nine of whom are investor participants in, the licensor of Sibun River Group, Inc.'s Biocatalyst rights. The issuance was compensation for the license of the Biocatalyst rights. The issuance of the common stock was exempt from registration under Rule 504 of Regulation D and section 3(b) of the Securities Act of 1933, as amended. Sibun River Group, Inc.'s shares were valued at $0.001 per share, and they were issued to accredited investors according to an exemption from registration under Texas law that permits general solicitation and general advertising so long as sales are made only to accredited investors. If the exemption under Rule 504 of Regulation D is not available, Sibun River Group, Inc. believes that the issuance was also exempt under Rule 506 of Regulation D and Sections 3(b) and 4(2) under the Securities Act of 1933, as amended, due to limiting the manner of the offering, promptly filing notices of sales, and limiting the issuance of shares to a small number of accredited investors (ten).

Item 16(a). Exhibits.

 Exhibit
 Number  Name
 ------- ----
   3.1   Articles of Incorporation
   3.2   Bylaws
   5.1   Opinion re: Legality
  10.1   License Agreement
  10.2   Amendment No. 1 to License Agreement
  23.1   Consent of Independent Auditors
  23.2   Consent of Counsel (see Exhibit 5.1)
  27.1   Financial Data Schedule

Item 16(b). Financial Statement Schedules.

  As of April 30, 1999, Sibun River Group, Inc.:

  .  has no valuation or qualifying accounts

  . does not have a substantial portion of its business devoted to acquiring and holding for investment real estate or interests therein

  .  has no subsidiaries

  .  has no investments in mortgage loans on real estate.

Item 17. Undertakings.

  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, CANADA, on August 10, 1999.

                                          SIBUN RIVER GROUP, INC.

                                                /s/ Suzanne Wood
                                          By: ___________________________
                                                    Suzanne Wood
                                                    Its President

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----
        /s/ Suzanne Wood             President and Director        August 10, 1999
____________________________________
            Suzanne Wood

                               INDEX TO EXHIBITS

 Exhibit
 Number  Name
 ------- ----
   3.1   Articles of Incorporation
   3.2   Bylaws
   5.1   Opinion re: Legality
  10.1   License Agreement
  10.2   Amendment No. 1 to License Agreement
  23.1   Consent of Independent Auditors
  23.2   Consent of Counsel (see Exhibit 5.1)
  27.1   Financial Data Schedule